Exhibit 99.2

SL Green Realty Corp.

Fourth Quarter

Supplemental Data

December 31, 2008

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended December 31, 2008 that will subsequently be released on Form 10-K to be filed on or before March 2, 2009.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-12
Balance Sheets	13-14
Statements of Operations	15
Funds From Operations	16
Statement of Stockholders’ Equity	17
Taxable Income	18
Joint Venture Statements	19-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-28

Structured Finance	29-31

Property Data
Composition of Property Portfolio	32-33
Top Tenants	34
Tenant Diversification	35
Leasing Activity Summary	36-39
Lease Expiration Schedule	40-41

Summary of Acquisition/Disposition Activity	42-44
Supplemental Definitions	45
Corporate Information	46

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. As of December 31, 2008, SL Green owned approximately 12.48% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2008 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $77.0 million, or $1.30 per share (diluted) for the fourth quarter ended December 31, 2008, a 4.8% per share increase over the same quarter in 2007 when FFO totaled $76.9 million, or $1.24 per share (diluted).

Net income available to common stockholders totaled $91.6 million, or $1.60 per share (diluted), for the fourth quarter and $389.9 million, or $6.69 per share (diluted), for the twelve months ended December 31, 2008, compared to $128.7 million and $640.5 million for the respective periods in 2007.  The results for the three and twelve months ended December 31, 2008 include gains on sale of $4.01 per share (diluted) and $7.45 per share (diluted), respectively, compared to gains on sale of $1.93 per share (diluted) and $8.62 per share (diluted) for the same periods in 2007.

Funds available for distribution, or FAD, for the fourth quarter of 2008 increased to $0.97 per share (diluted) versus $0.85 per share (diluted) in the prior year, a 14.1% increase.

The Company’s dividend payout ratio for the fourth quarter of 2008 was 28.94% of FFO and 38.71% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $276.1 million in the fourth quarter compared to $253.0 million in the prior year.  The $23.1 million increase in revenue resulted primarily from the following items:

•                  $5.4 million increase from 2007 acquisitions, including the Reckson properties,

•                  $2.8 million increase from same-store properties,

•                  $21.3 million increase in preferred equity and investment income, and

•                  $6.4 million decrease in other income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $141.3 million compared to $146.2 million in the prior year.  The following items drove the $4.9 million decrease in EBITDA:

•                  $5.8 million increase from 2007 acquisitions, including the Reckson properties,

•                  $1.2 million decrease from same-store properties,

•                  $21.3 million increase in preferred equity and investment income primarily due to originations subsequent to December 31, 2007.  The weighted-average structured finance investment balance for the quarter increased to $755.5 million from $734.9 million in the prior year fourth quarter.  The weighted-average yield for the quarter was 10.34% compared to 10.49% in the prior year,

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2008 UNAUDITED

•                  $3.6 million decrease from reductions in contributions to equity in net income from unconsolidated joint ventures primarily from 100 Park, which was under redevelopment, ($1.0 million), 1 Madison Avenue ($0.8 million), 521 Fifth Avenue ($1.5 million) and Gramercy ($3.1 million).  This was partially offset by increased contributions primarily from 1515 Broadway ($2.5 million) and 21 West 34th Street ($0.8 million).

•                  $101.7 million decrease from loan loss reserves and other write-offs,

•                  $9.5 million decrease from higher MG&A expense, and

•                  $84.0 million increase in non-real estate revenues, net of expenses inclusive of net gains on early extinguishment of debt ($88.5 million).

FFO before minority interests increased $0.1 million primarily as a result of:

•                  $4.9 million decrease in EBITDA,

•                  $6.5 million increase in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $1.5 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store fourth quarter 2008 GAAP NOI increased $5.6 million (5.3%) to $110.6 million compared to the prior year.  Operating margins before ground rent decreased from 58.92% to 57.24%.

The $5.6 million increase in GAAP NOI was primarily due to:

•                  $10.4 million (6.5%) increase in rental revenue primarily due to increasing rental rates,

•                  $5.8 million (23.5%) increase in escalation and reimbursement revenue,

•                  $6.3 million (97.4%) decrease in investment and other income primarily due to lower lease buy-out income.

•                  $4.5 million (9.2%) increase in operating expenses, primarily driven by increases in payroll, insurance and utility costs, but was offset by reductions in repairs and maintenance,

•                  $0.8 million (8.8%) decrease in ground rent expense, and

•                  $0.6 million (1.9%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties fourth quarter 2008 GAAP NOI decreased $0.1 million (0.1%) to $28.1 million compared to the prior year.  Operating margins before ground rent decreased slightly from 56.6% to 56.1%.

The $0.1 million decrease in GAAP NOI was primarily due to:

•                  $0.2 million (0.5%) increase in rental revenue primarily due to improved leasing,

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2008 UNAUDITED

•                  $0.6 million (6.6%) increase in escalation and reimbursement revenues,

•                  $0.1 million (87.6%) decrease in investment and other income,

•                  $0.2 million (1.7%) increase in operating expenses,

•                  $0.2 million (100%) increase in ground rent expense, and

•                  $0.3 million (3.7%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of December 31, 2008, our structured finance and preferred equity investments totaled $747.9 million.  The weighted average balance outstanding for the fourth quarter of 2008 was $755.5 million.  During the fourth quarter of 2008 the weighted average yield was 10.34%.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at September 30, 2008 was 823,407 useable square feet net of holdover tenants.  During the quarter, 193,904 additional useable office, retail and storage square feet became available at an average escalated cash rent of $49.71 per rentable square foot.  The Company sold 17,995 of available useable square feet in connection with the sale of 1372 Broadway.  Space available to lease during the quarter totaled 999,316 useable square feet, or 4.3% of the total Manhattan portfolio.

During the fourth quarter, 42 Manhattan office leases, including early renewals, were signed totaling 1,521,146 rentable square feet.  New cash rents averaged $56.34 per rentable square foot.  Replacement rents were 16.65% higher than rents on previously occupied space, which had fully escalated cash rents averaging $48.30 per rentable square foot.  The average lease term was 5.3 years and average tenant concessions were 3.7 months of free rent with a tenant improvement allowance of $8.20 per rentable square foot.

Suburban vacancy at September 30, 2008 was 636,284 usable square feet net of holdover tenants.  During the quarter, 132,007 additional useable office and storage square feet became available at an average escalated cash rent of $29.05 per rentable square foot.  The Company sold 4,913 of available useable square feet in connection with the sale of 120 White Plains Road.  Space available to lease during the quarter totaled 763,378 useable square feet, or 10.0% of the total Suburban portfolio.

During the fourth quarter, 18 Suburban office leases, including early renewals, were signed totaling 153,819 rentable square feet.  New cash rents averaged $29.35 per rentable square foot.  Replacement rents were 1.7% higher than rents on previously occupied space, which had fully escalated cash rents averaging $28.85 per rentable square foot.  The average lease term was 6.93 years and average tenant concessions were 2.1 months of free rent with a tenant improvement allowance of $14.98 per rentable square foot.

The Company also signed a total of 10 retail and storage leases, including early renewals, for 19,362 rentable square feet.  The average lease term was 17.3 years and average tenant

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2008 UNAUDITED

concessions were 7.7 months of free rent with no tenant improvement allowance.

REAL ESTATE ACTIVITY

The Company and Gramercy entered into an agreement to sell 100% of 55 Corporate Drive, NJ for $230.0 million, including the assumption by the buyer of the in-place mortgage indebtedness.  The sale, which is subject to customary closing conditions, is expected to close during the first quarter of 2009.

In October 2008, the Company with its joint venture partner, closed on the sale of the 525,000 square foot office property at 1372 Broadway for $274.0 million.  The Company recognized a gain of $238.6 million in the fourth quarter of 2008, including approximately $211.1 million of which had been deferred from the Company’s sale of 85% of the property in July 2007.

Investment in Gramercy Capital Corp.

At December 31, 2008, the book value of the Company’s investment in Gramercy Capital Corp. totaled $8.0 million. Fees earned from various management arrangements between the Company and Gramercy totaled approximately $6.0 million for the quarter ended December 31, 2008 and $35.4 million for the twelve months ended December 31, 2008. These amounts were reduced by approximately $5.1 million of incentive fees returned, pursuant to a written agreement, to Gramercy in the fourth quarter of 2008.  During the quarter, the Company waived its right to receive incentive fees and CDO collateral management fees.  The Company’s share of FFO generated from its investment in Gramercy has been estimated at approximately $5.7 million and $21.0 million for the three and twelve months ended December 31, 2008, respectively, compared to $5.6 million and $21.9 million for the same periods in the prior year.

During the fourth quarter, the Company reached an agreement for Gramercy to obtain lender consent in order to finalize the internalization. This included the reimbursement of approximately $5.1 million of incentive fees previously recognized, payable in a combination of cash and GKK stock. SL Green also expensed it’s approximately $14.9 million investment in GKK Manager LLC.  Due to market conditions, the Company also recognized a loss on its investment in Gramercy of approximately $147.5 million.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter and year ended December 31, 2008, the Company’s MG&A included approximately $0.1 million and $16.3 million, respectively, of costs associated with Gramercy compared to $2.4 million and $12.0 million for the same periods in the prior year.  The fourth quarter MG&A also includes the reversal of certain incentive compensation that had been accrued during the first nine months of 2008.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2008 UNAUDITED

During the fourth quarter, the Company and certain of its employees agreed to cancel, without compensation, certain employee stock options as well as a portion of the Company’s 2006 long-term outperformance plan. These cancellations resulted in a non-cash MG&A charge of approximately $18.0 million in the fourth quarter.

FINANCING/ CAPITAL ACTIVITY

The Company repurchased approximately $348.6 million of its convertible bonds, realizing gains on early extinguishment of debt aggregating approximately $117.9 million. Approximately $86.0 million of these repurchases settled in 2009 and approximately $29.4 million of the gains will be recognized in 2009.

Dividends

In December 2008, the Company declared a dividend of $0.375 per common share for the fourth quarter of 2008.  The dividend was payable January 15, 2009 to stockholders of record on the close of business on January 2, 2009.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.50 per common share.

In December 2008, the Company also approved a distribution on its Series C preferred stock for the period October 15, 2008 through and including January 14, 2009, of $0.4766 per share, payable January 15, 2009 to stockholders of record on the close of business on January 2, 2009. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

In December 2008, the Company also approved a distribution on its Series D preferred stock for the period October 15, 2008 through and including January 14, 2009, of $0.4922 per share, payable January 15, 2009 to stockholders of record on the close of business on January 2, 2009. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
December 31, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Earnings Per Share
Net income available to common shareholders - diluted	$1.60	$0.58	$2.37	$2.14	$2.16
Funds from operations available to common shareholders - diluted	$1.30	$1.45	$2.00	$1.44	$1.24
Funds available for distribution to common shareholders - diluted	$0.97	$0.92	$1.55	$1.00	$0.85

Common Share Price & Dividends
At the end of the period	$25.90	$64.80	$82.72	$81.47	$93.46
High during period	$62.74	$92.23	$100.74	$98.77	$123.28
Low during period	$11.36	$63.65	$82.55	$76.78	$89.43
Common dividends per share	$0.375	$0.7875	$0.7875	$0.7875	$0.7875
FFO Payout Ratio	28.94%	54.32%	39.40%	54.82%	63.40%
FAD Payout Ratio	38.71%	85.46%	50.68%	78.54%	93.07%

Common Shares & Units
Common shares outstanding	57,044	57,606	58,283	58,284	58,759
Units outstanding	2,340	2,340	2,340	2,340	2,340
Total shares and units outstanding	59,384	59,946	60,623	60,624	61,099

Weighted average common shares and units outstanding - basic	59,411	60,453	60,669	60,822	61,371
Weighted average common shares and units outstanding - diluted	59,460	60,716	61,014	61,221	61,917

Market Capitalization
Market value of common equity	$1,538,046	$3,884,501	$5,014,735	$4,939,037	$5,710,313
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,711,373	5,875,968	5,405,473	5,758,220	5,723,082
Consolidated market capitalization	$7,506,919	$10,017,969	$10,677,708	$10,954,757	$11,690,895
SLG portion JV debt	1,933,633	1,931,923	1,840,071	1,593,355	1,593,246
Combined market capitalization	$9,440,552	$11,949,892	$12,517,779	$12,548,112	$13,284,141

Consolidated debt to market capitalization	76.08%	58.65%	50.62%	52.56%	48.95%
Combined debt to market capitalization	80.98%	65.34%	57.88%	58.59%	55.08%
Unsecured credit facility debt to total assets	47.26%	49.04%	48.68%	49.26%	46.78%

Consolidated debt service coverage	3.25	2.28	2.67	2.23	2.10
Consolidated fixed charge coverage	2.81	1.95	2.29	1.91	1.79
Combined fixed charge coverage	2.44	1.75	2.04	1.74	1.64

Portfolio Statistics (Manhattan)
Consolidated office buildings	21	22	22	22	23
Unconsolidated office buildings	8	8	8	9	9
	29	30	30	31	32

Consolidated office buildings square footage	13,782,200	14,290,200	14,290,200	14,290,200	14,629,200
Unconsolidated office buildings square footage	9,429,000	9,429,000	9,429,000	10,099,000	10,099,000
	23,211,200	23,719,200	23,719,200	24,389,200	24,728,200

Quarter end occupancy - Manhattan portfolio	96.7%	96.5%	96.7%	96.3%	96.6%
Quarter end occupancy- same store - wholly owned	97.2%	97.7%	97.6%	97.1%	96.8%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.8%	95.6%	95.7%	95.4%	95.6%

Supplemental Package information	Fourth Quarter 2008

SL Green Realty Corp.
Key Financial Data
December 31, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Selected Balance Sheet Data
Real estate assets before depreciation	$8,298,857	$8,379,608	$8,751,414	$8,710,235	$8,622,496
Investments in unconsolidated joint ventures	$975,483	$1,139,918	$1,132,329	$1,431,162	$1,438,123
Structured finance investments	$679,814	$926,931	$839,826	$776,488	$805,215

Total Assets	$10,984,353	$11,491,229	$11,149,587	$11,449,034	$11,430,078

Fixed rate & hedged debt	$4,013,268	$4,472,951	$4,478,908	$4,761,420	$4,767,144
Variable rate debt	1,603,105	1,403,017	926,565	996,800	955,938
Total consolidated debt	$5,616,373	$5,875,968	$5,405,473	$5,758,220	$5,723,082

Total Liabilities	$6,449,875	$6,954,987	$6,486,249	$6,861,109	$6,888,796

Fixed rate & hedged debt-including SLG portion of JV debt	$5,263,911	$5,724,415	$5,730,263	$5,728,223	$5,733,986
Variable rate debt - including SLG portion of JV debt	2,286,095	2,083,476	1,515,281	1,623,352	1,582,342
Total combined debt	$7,550,006	$7,807,891	$7,245,544	$7,351,575	$7,316,328

Selected Operating Data
Property operating revenues	$224,610	$229,889	$222,582	$223,800	$209,155
Property operating expenses	98,177	100,383	95,330	94,445	96,458
Property operating NOI	$126,433	$129,506	$127,252	$129,355	$112,697
NOI from discontinued operations	2,010	2,912	2,675	3,170	5,933
Total property operating NOI	$128,443	$132,418	$129,927	$132,525	$118,630

SLG share of Property NOI from JVs	$52,133	$52,472	$55,599	$54,228	$43,683
SLG share of FFO from Gramercy Capital	$5,710	$4,866	$5,114	$5,287	$5,600
Structured finance income	$42,028	$32,562	$23,319	$21,182	$20,689
Other income	$9,465	$13,505	$55,503	$18,415	$23,167
Gain on early extinguishment of debt	$88,541	$—	$—	$—	$—

Loan loss and other investment reserves	$101,732	$9,150	$5,000	$—	$—

Marketing general & administrative expenses	$33,895	$26,603	$32,407	$27,982	$24,444

Consolidated interest	$73,015	$69,457	$71,240	$75,241	$71,440
Combined interest	$97,581	$93,514	$93,635	$98,029	$93,647
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	42	39	42	41	41
Total office square footage leased	1,521,146	359,067	431,345	508,960	282,490

Average rent psf - new leases	$56.34	$66.78	$65.89	$62.32	$65.68
Previously escalated rents psf	$48.30	$43.09	$42.92	$43.31	$46.03
Percentage of new rent over previously escalated rents	16.6%	55.0%	53.5%	43.9%	42.7%
Tenant concession packages psf	$8.20	$32.30	$17.70	$11.45	$15.06
Free rent months	3.7	6.0	2.0	0.9	1.4

SL Green Realty Corp.
Key Financial Data
December 31, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Selected Operating Data (Suburban)
Property operating revenues	$29,062	$31,149	$28,956	$30,428	$33,867
Property operating expenses	15,159	14,746	12,958	13,981	15,117
Property operating NOI	$13,903	$16,403	$15,998	$16,447	$18,750
NOI from discontinued operations	1,857	2,414	2,067	2,675	2,376
Total property operating NOI	$15,760	$18,817	$18,065	$19,122	$21,126

SLG share of Property NOI from JV	$3,962	$4,020	$3,765	$3,887	$3,695

Consolidated interest	$3,742	$3,535	$3,624	$3,981	$3,977
Combined interest	$6,067	$5,765	$5,866	$6,765	$6,615

Portfolio Statistics (Suburban)
Consolidated office buildings	28	30	30	30	30
Unconsolidated office buildings	6	6	6	6	6
	34	36	36	36	36

Consolidated office buildings square footage	4,714,800	4,925,800	4,925,800	4,925,800	4,925,800
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	7,656,500	7,867,500	7,867,500	7,867,500	7,867,500

Quarter end occupancy- suburban portfolio	90.8%	91.9%	91.8%	91.9%	92.0%

Office Leasing Statistics (Suburban)
Total office leases signed	18	17	24	20	27
Total office square footage leased	153,819	76,519	75,491	165,386	205,791

Average rent psf - new leases	$29.35	$38.48	$38.64	$31.52	$28.23
Previously escalated rents psf	$28.85	$31.39	$31.24	$26.81	$25.85
Percentage of new rent over previously escalated rents	1.7%	22.6%	23.7%	17.6%	9.2%
Tenant concession packages psf	$14.98	$16.25	$12.28	$24.23	$11.01
Free rent months	2.1	1.2	0.6	4.9	1.2

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,386,090	$1,400,042	$1,483,798	$1,454,060	$1,436,569
Buildings & improvements fee interest	5,544,019	5,590,822	6,005,030	5,994,846	5,924,626
Buildings & improvements leasehold	1,259,472	1,251,626	1,250,378	1,249,121	1,249,093
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,201,789	$8,254,698	$8,751,414	$8,710,235	$8,622,496
Less accumulated depreciation	(546,545)	(498,885)	(484,087)	(432,567)	(381,510)
	$7,655,244	$7,755,813	$8,267,327	$8,277,668	$8,240,986

Other Real Estate Investments:
Investment in unconsolidated joint ventures	975,483	1,139,918	1,132,329	1,431,162	1,438,123
Structured finance investments	679,814	926,931	839,826	776,488	805,215

Assets held for sale	184,035	120,120	—	—	41,568
Cash and cash equivalents	726,889	711,147	53,567	46,793	45,964
Restricted cash	105,954	105,834	101,788	144,127	105,475
Tenant and other receivables, net of $16,898 reserve at 12/31/08	30,882	39,054	39,351	45,594	49,015
Related party receivables	7,676	10,556	11,682	12,448	13,082
Deferred rents receivable, net of reserve for tenant credit loss of $19,648 at 12/31/08	145,561	152,718	158,049	150,087	136,595
Deferred costs, net	133,052	135,949	141,285	137,079	134,354
Other assets	339,763	393,189	404,383	427,588	419,701

Total Assets	$10,984,353	$11,491,229	$11,149,587	$11,449,034	$11,430,078

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,591,358	$2,693,275	$2,867,305	$2,867,593	$2,844,644
Term loans and unsecured notes	1,535,948	1,793,860	1,793,668	2,070,127	2,069,938
Revolving credit facilities	1,389,067	1,288,833	644,500	720,500	708,500
Accrued interest and other liabilities	70,692	33,367	40,867	39,695	45,194
Accounts payable and accrued expenses	133,098	154,158	130,897	135,083	180,898
Deferred revenue	427,936	462,734	789,525	808,262	819,022
Capitalized lease obligations	16,704	16,662	16,621	16,581	16,542
Deferred land lease payable	17,650	17,559	17,468	17,378	16,960
Dividend and distributions payable	26,327	51,268	51,803	51,823	52,077
Security deposits	34,561	34,105	33,595	34,067	35,021
Liabilities related to assets held for sale	106,534	309,166	—	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$6,449,875	$6,954,987	$6,486,249	$6,861,109	$6,888,796

Minority interest in other partnerships	531,408	556,262	626,903	636,966	632,400
Minority interest in operating partnership (2,340 units outstanding) at 12/31/08	91,334	88,460	88,931	85,201	82,007

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 60,404 issued and outstanding at 12/31/08	604	604	604	602	601
Additional paid – in capital	2,999,456	2,970,757	2,960,245	2,943,610	2,931,887
Treasury stock (3,360 shares) at 12/31/08	(302,705)	(267,327)	(218,775)	(200,630)	(150,719)
Accumulated other comprehensive income	(56,992)	(13,728)	(7,576)	2,143	4,943
Retained earnings	1,023,071	952,912	964,704	871,731	791,861
Total Stockholders’ Equity	$3,911,736	$3,891,520	$3,947,504	$3,865,758	$3,826,875

Total Liabilities and Stockholders’ Equity	$10,984,353	$11,491,229	$11,149,587	$11,449,034	$11,430,078

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2008	2007	2008	2008	2007
Revenues
Rental revenue, net	$193,289	$183,412	$197,578	$777,284	$665,707
Escalation and reimbursement revenues	31,321	25,743	32,311	123,598	109,517
Investment income	42,028	20,689	32,562	119,091	91,004
Other income	9,465	23,167	13,505	96,888	150,921
Total Revenues, net	276,103	253,011	275,956	1,116,861	1,017,149

Equity in net income from unconsolidated joint ventures	10,422	14,049	12,292	59,961	46,765
Gain on early extinguishment of debt	88,541	—	—	88,541	—

Operating expenses	60,168	57,595	61,128	229,712	209,420
Ground rent	7,709	8,683	7,709	31,494	32,389
Real estate taxes	30,300	30,180	31,546	127,130	121,594
Loan loss and other investment reserves	101,732	—	9,150	115,882	—
Marketing, general and administrative	33,895	24,444	26,603	120,886	105,044
Total Operating Expenses	233,804	120,902	136,136	625,104	468,447

EBITDA	141,262	146,158	152,112	640,259	595,467

Interest	71,358	69,795	67,723	281,766	251,537
Amortization of deferred financing costs	1,663	1,705	1,601	6,436	15,893
Depreciation and amortization	55,698	51,971	53,806	217,624	175,171
Loss on equity investment in marketable securities	147,489	—	—	147,489	—

Income (Loss) Before Minority Interest and Items	(134,946)	22,687	28,982	(13,056)	152,866

Income (loss) from discontinued operations	(142)	2,142	23	(2,034)	17,458
Gain on sale of discontinued operations	229,494	114,697	—	335,097	481,750
Equity in net gain on sale of joint venture property / real estate	—	—	9,533	103,014	31,509
Minority interests	2,114	(5,891)	3	(13,262)	(23,173)
Net Income	96,520	133,635	38,541	409,759	660,410

Dividends on perpetual preferred shares	4,969	4,969	4,969	19,875	19,875

Net Income Available For Common Shareholders	$91,551	$128,666	$33,572	$389,884	$640,535

Earnings per Share
Net income per share (basic)	$1.60	$2.18	$0.58	$6.72	$10.90
Net income per share (diluted)	$1.60	$2.16	$0.58	$6.69	$10.78

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2008	2007	2008	2008	2007
Funds from operations
Net Income (loss) before Minority Interests and Items		$(134,946)	$22,687	$28,982	$(13,056)	$152,866

Add:	Depreciation and amortization	55,698	51,971	53,806	217,624	175,171
	FFO from discontinued operations	351	4,225	1,183	3,500	30,062
	FFO adjustment for joint ventures	13,702	3,201	9,258	40,266	20,635
	Loss on equity investment in marketable securities	147,489	—	—	147,489	—
Less:	Dividends on preferred shares	4,969	4,969	4,969	19,875	19,875
	Non real estate depreciation and amortization	281	210	237	974	902
	Funds From Operations	$77,044	$76,905	$88,023	$374,974	$357,957

	Funds From Operations - Basic per Share	$1.30	$1.25	$1.46	$6.21	$5.85

	Funds From Operations - Diluted per Share	$1.30	$1.24	$1.45	$6.19	$5.78

Funds Available for Distribution
FFO		$77,044	$76,905	$88,023	374,974	357,957

Add:	Non real estate depreciation and amortization	281	210	237	974	902
	Amortization of deferred financing costs	1,663	1,705	1,601	6,436	15,893
	Non-cash deferred compensation	28,508	3,989	4,727	42,958	22,117
Less:	FAD adjustment for Joint Ventures	17,178	8,873	7,466	37,942	26,390
	FAD adjustment for discontinued operations	(104)	2,824	(49)	312	10,904
	Straight-line rental income and other non cash adjustments	15,488	11,775	19,661	71,086	49,502
	Second cycle tenant improvements	6,183	3,949	4,985	21,992	12,792
	Second cycle leasing commissions	5,602	1,523	4,162	14,828	8,112
	Revenue enhancing recurring CAPEX	439	540	417	1,463	1,190
	Non- revenue enhancing recurring CAPEX	5,106	936	1,998	7,972	4,159

Funds Available for Distribution		$57,604	$52,389	$55,948	$269,747	$283,821
	Diluted per Share	$0.97	$0.85	$0.92	$4.45	$4.59

First Cycle Leasing Costs
	Tenant improvements	5,486	10,176	4,077	23,570	18,581
	Leasing commissions	3,919	2,703	3,051	15,453	8,928

Funds Available for Distribution after First Cycle Leasing Costs		$48,199	$39,510	$48,820	$230,724	$256,312

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.81	$0.64	$0.80	$3.81	$4.14

Redevelopment Costs		19,709	21,963	11,000	50,864	$41,634

Payout Ratio of Funds From Operations		28.94%	63.40%	54.32%	44.24%	49.92%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		38.71%	93.07%	85.46%	61.50%	62.96%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

							Accumulated
	Series C	Series D					Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Income	TOTAL

Balance at December 31, 2007	$151,981	$96,321	$601	$2,931,887	$(150,719)	$791,861	$4,943	$3,826,875

Net Income						409,759		409,759
Preferred Dividend						(19,875)		(19,875)
Exercise of employee stock options			2	7,058				7,060
Cash distributions declared ($2.7375 per common share)						(158,674)		(158,674)
Comprehensive Income - Unrealized loss on derivative instruments							(32,368)	(32,368)
Comprehensive Income - SLG share unrealized loss on derivative instruments of JV							(29,567)	(29,567)
Redemption of units and dividend reinvestment proceeds				312				312
Treasury stock					(151,986)			(151,986)
Deferred compensation plan			1	583				584
Amortization of deferred compensation				59,616				59,616
Balance at December 31, 2008	$151,981	$96,321	$604	$2,999,456	$(302,705)	$1,023,071	$(56,992)	$3,911,736

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2007	58,758,632	2,340,359	—	61,098,991	—	61,098,991

YTD share activity	(1,714,797)	(506)		(1,715,303)		(1,715,303)
Share Count at December 31, 2008 - Basic	57,043,835	2,339,853	—	59,383,688	—	59,383,688

Weighting Factor	952,629	37	261,557	1,214,223		1,214,223
Weighted Average Share Count at December 31, 2008 - Diluted	57,996,464	2,339,890	261,557	60,597,911	—	60,597,911

TAXABLE INCOME Unaudited ($000’s omitted)

	Twelve Months Ended
	December 31,	December 31,
	2008	2007

Net Income Available For Common Shareholders	$389,884	$640,535
Book/Tax Depreciation Adjustment	32,778	37,252
Book/Tax Gain Recognition Adjustment	(354,669)	(528,385)
Book/Tax JV Net equity adjustment	136,664	(45,071)
Other Operating Adjustments	42,472	27,894
C-corp Earnings	(112,417)	507
Taxable Income (Projected)	$134,712	$132,732

Deemed dividend per share	$2.36	$2.26
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	57,044	58,759

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36 street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	December 31, 2008		December 31, 2007
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,505,609	$716,905	$1,465,224	$712,260
Buildings & improvements fee interest	4,887,266	2,056,818	4,597,440	1,999,703
Buildings & improvements leasehold	261,516	129,515	259,722	128,620
	6,654,391	2,903,238	6,322,386	2,840,583
Less accumulated depreciation	(374,232)	(168,460)	(255,281)	(121,900)

Net Real Estate	6,280,159	2,734,778	6,067,105	2,718,683

Cash and cash equivalents	88,231	38,214	105,509	47,690
Restricted cash	48,143	23,948	33,797	15,176
Tenant receivables, net of $2,753 reserve at 12/31/08	5,556	2,525	11,662	5,226
Deferred rents receivable, net of reserve for tenant credit loss of $3,131 at 12/31/08	129,888	63,926	90,569	45,088
Deferred costs, net	115,530	48,289	95,288	44,444
Other assets	126,237	40,910	102,091	36,185

Total Assets	$6,793,744	$2,952,590	$6,506,021	$2,912,492

Mortgage loans payable	$4,355,127	$1,933,633	$3,496,589	$1,593,246
Derivative Instruments-fair value	6,107	3,143	396	201
Accrued interest payable	12,359	5,480	13,507	6,188
Accounts payable and accrued expenses	76,458	30,459	60,145	28,499
Deferred revenue	142,165	47,426	147,437	51,390
Security deposits	8,500	3,938	10,557	5,233
Contributed Capital (1)	2,193,028	928,511	2,777,390	1,227,735

Total Liabilities and Equity	$6,793,744	$2,952,590	$6,506,021	$2,912,492

As of December 31, 2008 the Company had twenty unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005, a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack-Green Joint Venture, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows, a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway decreased from 50% in August 2008 and a 32.75% interest in 717 Fifth Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following five joint ventures including a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in 919 Third Avenue, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

				Three Months Ended
		Three Months Ended December 31, 2008		September 30, 2008	Three Months Ended December 31, 2007
			SLG	SLG		SLG
		Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$143,852	$67,209	$67,351	$122,314	$58,943
Escalation and reimbursement revenues		20,348	10,098	10,673	19,711	9,761
Investment and other income		508	324	551	1,996	1,018
Total Revenues, net		$164,708	$77,631	$78,575	$144,021	$69,722

Expenses
Operating expenses		$32,835	$15,483	$16,139	$32,487	$15,872
Ground rent		1,025	585	722	565	367
Real estate taxes		19,649	9,430	9,242	19,813	9,800
Total Operating Expenses		$53,509	$25,498	$26,103	$52,865	$26,039

GAAP NOI		$111,199	$52,133	$52,472	$91,156	$43,683
Cash NOI		$98,447	$46,047	$46,162	$77,259	$36,765

Interest		54,778	24,566	24,057	46,018	22,207
Amortization of deferred financing costs		3,856	1,656	1,839	2,511	1,086
Depreciation and amortization		40,639	17,796	15,436	27,225	12,103

Net Income		$11,926	$8,115	$11,140	$15,402	$8,287

Plus: Real estate depreciation		40,607	17,789	15,436	27,175	12,093
Funds From Operations		$52,533	$25,904	$26,576	$42,577	$20,380

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$3,888	$1,663	$1,839	$2,561	$1,096
Less:	Straight-line rental income and other non-cash adjustments	(12,394)	(5,978)	(6,203)	(13,895)	(6,919)
Less:	Second cycle tenant improvement	(15,908)	(8,204)	(1,477)	(2,434)	(1,513)
Less:	Second cycle leasing commissions	(8,310)	(3,911)	(1,622)	(1,771)	(815)
Less:	Recurring CAPEX	(1,690)	(748)	(3)	(1,074)	(722)
FAD Adjustment		$(34,414)	$(17,178)	$(7,466)	$(16,613)	$(8,873)

GKK Manager

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2008	2007	2008	2008	2007
Base management income	$5,124	$4,088	$5,978	$21,061	$13,135
Other fee income	(5,100)	5,095	—	3,009	18,998
Marketing, general and administrative expenses	(128)	(2,436)	(5,682)	(16,317)	(11,998)
Net Income before minority interest	(104)	6,747	296	7,753	20,135
Less: minority interest	22	(2,305)	(64)	(2,290)	(6,904)
SLG share of GKK Manager net income	(82)	4,442	232	5,463	13,231
Servicing and administrative reimbursements	900	1,224	2,041	6,253	4,912
Net management income and reimbursements from Gramercy	$818	$5,666	$2,273	$11,716	$18,143

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

		Twelve Months Ended December 31, 2008		Twelve Months Ended December 31, 2007
			SLG		SLG
		Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$572,327	$273,625	$460,723	$226,622
Escalation and reimbursement revenues		83,107	41,977	78,223	40,616
Investment and other income		4,509	2,282	7,074	3,672
Total Revenues, net		$659,943	$317,884	$546,020	$270,910

Expenses
Operating expenses		$130,382	$62,679	$119,559	$60,461
Ground rent		4,359	2,457	3,326	1,875
Real estate taxes		78,106	38,316	78,219	39,389
Total Operating Expenses		$212,847	$103,452	$201,104	$101,725

GAAP NOI		$447,096	$214,432	$344,916	$169,185
Cash NOI		$398,595	$190,500	$304,352	$150,083

Interest		201,738	93,806	179,343	90,420
Amortization of deferred financing costs		14,660	6,356	8,111	3,769
Depreciation and amortization		143,837	64,420	103,564	48,642

Net Income		$86,861	$49,850	$53,898	$26,354

Plus: Real estate depreciation		143,704	64,393	103,424	48,614
Funds From Operations		$230,565	$114,243	$157,322	$74,968

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$14,792	$6,383	$8,251	$3,797
Less:	Straight-line rental income and other non-cash adjustments	(47,438)	(23,613)	(40,341)	(19,645)
Less:	Second cycle tenant improvement	(25,918)	(12,679)	(9,516)	(5,251)
Less:	Second cycle leasing commissions	(15,006)	(6,973)	(7,641)	(3,803)
Less:	Recurring CAPEX	(2,169)	(1,060)	(2,207)	(1,488)
FAD Adjustment		$(75,739)	$(37,942)	$(51,454)	$(26,390)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	12/31/2008		9/30/2008	6/30/2008	3/31/2008	12/31/2007
Market Capitalization
Common Equity:
Common Shares Outstanding	57,044		57,606	58,283	58,284	58,759
OP Units Outstanding	2,340		2,340	2,340	2,340	2,340
Total Common Equity (Shares and Units)	59,384		59,946	60,623	60,624	61,099
Share Price (End of Period)	$25.90		$64.80	$82.72	$81.47	$93.46
Equity Market Value	$1,538,046		$3,884,501	$5,014,735	$4,939,037	$5,710,313
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,591,358		2,693,275	2,867,305	2,867,593	2,844,644
Outstanding Balance on - Term Loans	—		—	—	276,650	276,650
Outstanding Balance on – Unsecured Credit Line	1,389,067		1,288,833	644,500	720,500	708,500
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,693		774,684	774,676	774,668	774,660
Convertible Bonds	761,255		1,019,176	1,018,992	1,018,809	1,018,628
Liability Held for Sale	95,000		—	—	—	—
Total Consolidated Debt	5,711,373		5,875,968	5,405,473	5,758,220	5,723,082
Company’s Portion of Joint Venture Debt	1,933,633		1,931,923	1,840,071	1,593,355	1,593,246
Total Combined Debt	7,645,006		7,807,891	7,245,544	7,351,575	7,316,328

Total Market Cap (Debt & Equity)	$9,440,552		$11,949,892	$12,517,779	$12,548,112	$13,284,141

Availability under Lines of Credit
Senior Unsecured Line of Credit	55,541	(A)	182,111	818,483	741,451	751,226
Term Loans	—		—	—	—	—
Total Availability	$55,541		$182,111	$818,483	$741,451	$751,226

(A) As reduced by $22,007 letters of credit and remaining defaulted lender’s commitment.

Combined Capitalized Interest	$534	$595	$790	$840	$1,692

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	76.08%	58.65%	50.62%	52.56%	48.95%
Debt to Gross Real Estate Book Ratio	68.92%	70.21%	61.84%	66.19%	65.92%
Secured Real Estate Debt to Secured Assets Gross Book	58.76%	59.20%	59.49%	59.06%	59.39%
Unsecured Debt to Unencumbered Assets-Gross Book Value	82.73%	86.20%	66.80%	69.04%	67.22%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	80.98%	65.34%	57.88%	58.59%	55.08%
Debt to Gross Real Estate Book Ratio	68.32%	69.34%	62.88%	63.72%	63.49%
Secured Real Estate Debt to Secured Assets Gross Book	61.80%	62.16%	61.92%	58.04%	58.23%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2008	2007	2008	2008	2007
	Property NOI

	Property Operating NOI	$126,433	$112,697	$129,506	$512,546	$411,821
	NOI from Discontinued Operations	2,010	5,933	2,912	10,767	39,448
	Total Property Operating NOI - Consolidated	128,443	118,630	132,418	523,313	451,269
	SLG share of Property NOI from JVs	52,133	43,683	52,472	214,432	169,185
	GAAP NOI	$180,576	$162,313	$184,890	$737,745	$620,454

Less:	Free Rent (Net of Amortization)	376	1,539	1,069	5,687	12,500
	Net FAS 141 Adjustment	9,231	2,002	7,952	27,294	5,574
	Straightline Revenue Adjustment	14,377	14,899	14,325	56,866	50,058

Plus:	Allowance for S/L tenant credit loss	6,427	1,937	1,293	9,679	5,695
	Ground Lease Straight-line Adjustment	91	87	91	691	418
	Cash NOI	$163,110	$145,897	$162,928	$658,268	$558,435

	Components of Debt Service and Fixed Charges

	Interest Expense	74,768	77,196	71,191	295,850	266,865
	Fixed Amortization Principal Payments	6,626	6,095	6,150	24,741	17,359
	Total Consolidated Debt Service	81,394	83,291	77,341	320,590	284,224

	Payments under Ground Lease Arrangements	7,800	8,770	7,800	32,184	32,806
	Dividend on perpetual preferred shares	4,969	4,969	4,969	19,875	19,875
	Total Consolidated Fixed Charges	94,163	97,030	90,110	372,649	336,905

	Adjusted EBITDA	265,388	167,160	176,450	833,935	697,911
	Interest Coverage Ratio	3.54	2.28	2.47	2.83	2.55
	Debt Service Coverage Ratio	3.25	2.10	2.28	2.61	2.40
	Fixed Charge Coverage Ratio	2.81	1.79	1.95	2.24	2.03

SELECTED FINANCIAL DATA 2008 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2008	2007	%	2008	2008	2007 (1)%
Revenues
	Rental Revenue, net	170,636	160,216	6.5%	171,634	673,393	626,146	7.5%
	Escalation & Reimbursement Revenues	30,330	24,549	23.5%	31,205	119,151	108,302	10.0%
	Investment Income	507	987	-48.6%	550	2,399	2,729	-12.1%
	Other Income	851	7,417	-88.5%	1,265	8,733	13,346	-34.6%
	Total Revenues	202,324	193,169	4.7%	204,654	803,676	750,523	7.1%
Expenses
	Operating Expense	52,984	48,505	9.2%	54,490	203,665	192,156	6.0%
	Ground Rent	7,922	8,683	-8.8%	7,922	32,014	32,374	-1.1%
	Real Estate Taxes	29,599	29,043	1.9%	30,502	123,001	121,960	0.9%
		90,505	86,231	5.0%	92,914	358,680	346,490	3.5%

	EBITDA	111,819	106,938	4.6%	111,740	444,996	404,033	10.1%

	Interest Expense & Amortization of Financing costs	27,441	27,374	0.2%	26,754	106,839	106,848	0.0%
	Depreciation & Amortization	47,019	42,367	11.0%	44,582	179,396	155,063	15.7%

	Income Before Minority Interest	37,359	37,197	0.4%	40,404	158,761	142,122	11.7%
Plus:	Real Estate Depreciation & Amortization	47,011	42,361	11.0%	44,578	179,369	155,034	15.7%

	FFO	84,370	79,558	6.0%	84,982	338,130	297,156	13.8%

Less:	Non – Building Revenue	1,186	1,910	-37.9%	1,530	4,754	4,749	0.1%

Plus:	Interest Expense & Amortization of Financing costs	27,441	27,374	0.2%	26,754	106,839	106,848	0.0%
	Non Real Estate Depreciation	8	6	33.3%	4	27	29	-6.9%
	GAAP NOI	110,633	105,028	5.3%	110,210	440,242	399,284	10.3%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	731	1,243	-41.2%	1,051	3,370	10,516	-68.0%
	Straightline Revenue Adjustment	6,638	6,932	-4.2%	6,705	25,670	28,976	-11.4%
	Rental Income - FAS 141	8,383	2,211	279.1%	7,311	25,282	4,414	472.8%
Plus:	Allowance for S/L tenant credit loss	5,997	1,732	246.2%	1,046	8,632	4,420	95.3%
	Ground Lease Straight-line Adjustment	(666)	87	-865.5%	(666)	(2,338)	347	-773.8%
	Cash NOI	100,212	96,461	3.9%	95,523	392,214	360,145	8.9%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	53.41%	54.42%		53.98%	54.52%	53.22%
	Cash NOI to Real Estate Revenue, net	48.38%	49.98%		46.79%	48.57%	48.01%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	57.24%	58.92%		57.86%	58.48%	57.54%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.53%	54.44%		50.99%	52.82%	52.28%

(1) The December 31, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

SELECTED FINANCIAL DATA 2008 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Twelve Months Ended
		December 31,	December 31,		December 31,	December 31,
		2008	2007	%	2008	2007 (1)%
Revenues
	Rental Revenue, net	40,961	40,761	0.5%	166,033	160,388	3.5%
	Escalation & Reimbursement Revenues	9,229	8,659	6.6%	37,939	36,019	5.3%
	Investment Income	175	606	-71.1%	858	1,853	-53.7%
	Other Income	27	128	-78.9%	180	746	-75.9%
	Total Revenues	50,392	50,154	0.5%	205,010	199,006	3.0%
Expenses
	Operating Expense	13,135	12,920	1.7%	52,927	50,696	4.4%
	Ground Rent	171	—		801	632	26.7%
	Real Estate Taxes	8,759	8,444	3.7%	34,776	34,578	0.6%
		22,065	21,364	3.3%	88,504	85,906	3.0%

	EBITDA	28,327	28,790	-1.6%	116,506	113,100	3.0%

	Interest Expense & Amortization of Financing costs	10,478	13,947	-24.9%	43,284	56,869	-23.9%
	Depreciation & Amortization	11,349	8,646	31.3%	38,974	34,702	12.3%

	Income Before Minority Interest	6,500	6,197	4.9%	34,248	21,529	59.1%
Plus:	Real Estate Depreciation & Amortization	11,349	8,646	31.3%	38,974	34,702	12.3%

	FFO	17,849	14,843	20.3%	73,222	56,231	30.2%

Less:	Non – Building Revenue	190	637	-70.2%	916	1,900	-51.8%

Plus:	Interest Expense & Amortization of Financing costs	10,478	13,947	-24.9%	43,284	56,869	-23.9%
	Non Real Estate Depreciation	—	—		—	—
	GAAP NOI	28,137	28,153	-0.1%	115,590	111,200	3.9%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(313)	135	-331.9%	(320)	1,292	-124.8%
	Straightline Revenue Adjustment	1,224	1,440	-15.0%	4,041	6,001	-32.7%
	FAS 141	662	385	71.9%	2,600	1,188	118.9%
Plus:	Allowance for S/L tenant credit loss	242	184	31.5%	682	734	-7.1%
	Ground Lease Straight-line Adjustment	38	40	-5.0%	277	168	64.9%
	Cash NOI	26,844	26,417	1.6%	110,228	103,621	6.4%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.78%	56.64%		56.45%	56.21%
	Cash NOI to Real Estate Revenue, net	53.22%	53.15%		53.83%	52.38%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	56.12%	56.64%		56.84%	56.53%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.48%	53.07%		54.08%	52.61%

(1) The December 31, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2009 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	12/31/2008	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Feb-10
399 Knollwood	18,728	5.75%	317	Mar-14		16,877	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17		25,000	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16		21,749	—	Open
673 First Avenue	32,388	5.67%	781	Feb-13		28,984	—	Open
625 Madison Avenue	97,583	6.27%	2,333	Nov-15		78,595	—	Open
609 Fifth Avenue	99,319	5.85%	1,367	Oct-13		92,062	—	Open
420 Lexington Avenue	110,013	8.44%	2,969	Nov-10		104,691	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Jan-10
220 E 42nd Street	202,780	5.23%	3,909	Nov-13		182,342	—	Open
919 Third Avenue	228,046	6.87%	3,918	Jul-11		217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Jan-10
1 Madison Avenue - South Building	663,071	5.91%	11,154	May-20		404,531	—	Open
	2,253,428	5.98%	26,748			1,923,923
Secured fixed rate debt - Other
609 Partners, LLC	63,891	5.00%	—	Jul-14		63,891	—	Open
	63,891	5.00%	—			63,891
Unsecured fixed rate debt
Senior Unsecured Line of Credit	60,000	4.36%	—	Jun-11		60,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15		100,000	—	—
Unsecured Note	150,000	5.15%	—	Jan-11		150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09		200,000	—	Open
Unsecured Note	274,693	6.00%	—	Mar-16		275,000	—	Open
Convertible Note	181,848	4.00%	—	Jun-25	(1)	287,000	—	Jun-10
Convertible Note (net)	579,408	3.00%	—	Mar-27	(2)	750,000	—	Apr-12
	1,695,949	4.80%	—			1,972,000

Total Fixed Rate Debt/Wtd Avg	4,013,268	5.46%	26,748			3,959,814

Floating rate debt
Secured floating rate debt
180-182 Broadway (Libor + 225 bps)	21,183	5.14%	—	Feb-11		21,183	—	Open
28 W 44th St (Libor + 201 bps)	124,855	6.22%	1,374	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185bps)	128,000	4.33%	—	Feb-10		128,000	Feb-12	Open

	274,038	5.25%	1,374			266,105

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 90 bps)	1,329,067	3.50%	—	Jun-11		1,329,067	Jun-12	Open
	1,329,067	3.50%	—			1,329,067

Total Floating Rate Debt/Wtd Avg	1,603,105	3.80%	1,374			1,595,172

Total Debt/Wtd Avg - Consolidated	5,616,373	4.99%	28,122			5,554,986

Total Debt/Wtd Avg - Joint Venture	1,933,633	4.95%

Weighted Average Balance & Interest Rate with SLG JV Debt	7,699,668	4.98%

(1) Notes can be put to SLG, at the option of the holder, on June 15, 2010

(2) Notes can be put to SLG, at the option of the holder, on March 30, 2012

Senior Unsecured Line of Credit Covenant Ratios
	Actual	Required
Total Debt / Total Assets	47.3%	Less than 60%
Secured Debt / Total Assets	21.5%	Less than 50%
Line Fixed Charge Coverage	2.30	Greater than 1.50
Unsecured Debt / Unencumbered Assets	52.3%	Less than 60%
Unencumbered Interest Coverage	2.58	Greater than 1.75
Maximum FFO Payout	52.0%	Less than 95%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2009			As-Of
	Principal Outstanding - 12/31/08			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Mack - Green Joint Venture	11,072	5,315	6.26%	—	Aug-14	5,315	—	Open
800 Third Avenue	20,910	8,981	6.00%	—	Jul-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,763	—	Open
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Open
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Open
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Jul-09
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Oct-09
388/390 Greenwich Street	1,122,379	567,901	5.19%	—	Dec-17	567,901	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,799,011	1,250,643	5.50%	—		1,244,804

388/390 Greenwich Street (Libor + 115bps)	16,000	8,096	3.51%	—	Dec-17	8,096	—	Dec-09
379 West Broadway (Libor + 165bps)	20,991	9,446	4.78%	—	Jan-10	9,446	—	Open
1551/1555 Broadway (Libor + 200 bps)	106,222	10,622	4.86%	—	Oct-09	10,622	—	Open
29 West 34th Street (Libor + 200bps)	38,596	19,298	4.67%	200	May-11	18,985	—	Open
Meadows (Libor + 135bps)	84,527	21,131	4.11%	—	Sep-12	20,862	—	Open
16 Court St (Libor + 160 bps)	83,658	29,280	4.05%	—	Oct-10	29,280	—	Open
Mack - Green Joint Venture (Libor + 275bps)	91,122	43,739	5.51%	—	May-09	43,739	—	—
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	3.51%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	3.70%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.80%	—	Sep-11	80,238		Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	3.30%	—	Nov-09	343,750	Nov-10	Open
Total Floating Rate Debt/Wtd Avg	1,556,116	682,990	3.93%	200		682,408

Total Joint Venture Debt/Wtd Avg	4,355,127	1,933,633	4.95%	200		1,927,212

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2009 Scheduled	2010 Scheduled	2011 Scheduled	2012 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	17,203	2037
420 Lexington Avenue (2)	12,006	12,006	12,006	12,006	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	750	—	447	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,674	8,233	6,909	6,909	—	2043

Total	31,953	31,512	29,388	28,638	17,650

Capitalized Lease
673 First Avenue	1,416	1,451	1,555	1,555	16,704	2037

(1) Per the balance sheet at December 31, 2008

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (2)

9/30/2007	683,084	714,925	10.54%	10.50%	5.12%

Originations/Accretion (1)	132,140
Preferred Equity	—
Redemptions /Amortization	(10,009)
12/31/2007	805,215	734,868	10.49%	11.31%	4.60%

Originations/Accretion (1)	4,787
Preferred Equity	—
Redemptions /Amortization/Reserves	(33,514)
3/31/2008	776,488	766,598	10.15%	10.63%	2.70%

Originations/Accretion (1)	72,193
Preferred Equity	—
Redemptions /Amortization/Reserves	(8,855)
6/30/2008	839,826	823,223	9.71%	9.92%	2.46%

Originations/Accretion (1)	107,690
Preferred Equity	542
Redemptions /Amortization/Reserves	(21,127)
9/30/2008	926,931	921,658	10.58%	10.28%	3.93%

Originations/Accretion (1)	7,296
Preferred Equity	1,028
Redemptions /Amortization/Reserves	(187,372)
12/31/2008	747,883	755,516	10.34%	10.14%	0.44%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City
Senior Mortgage Debt	$19,450	$—	$235		7.19%	6.72%

Junior Mortgage Participation	$39,087	$319,250	$283		9.13%	9.10%

Mezzanine Debt	$536,262	$6,955,161	$1,591	(3)	10.64%	10.53%

Preferred Equity	$39,750	$214,064	$110		12.38%	12.78%

Other
Senior Mortgage Debt	$37,467	$—	$97		7.98%	6.78%

Mezzanine Debt	$43,598	$10,337,069	$174		11.82%	10.70%

Preferred Equity	$32,268	$2,438,000	$165		7.72%	6.87%

Balance as of 12/31/08	$747,883	$20,263,543	$1,213	(3)	10.37%	10.14%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 5.5 years.

(3) Excluding the mezzanine loan on the retail portion of a New York City property, the weighted average exposure for New York City Mezzanine Debt and the total structured finance portfolio are $672 psf and $520 psf, respectively.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

					Senior		Current
Investment Type	Book Value (1)		Location	Collateral Type	Financing	Last $ PSF	Yield
Mezzanine Loans	$120,218	(2)	New York City	Office	$212,007	$682	7.15%
Mezzanine Loan	92,325		New York City	Retail	325,000	$5,976	14.71%
Mezzanine Loan	75,856		New York City	Office	1,139,000	$1,103	11.15%
Mezzanine Loan	70,092		New York City	Residential	4,222,605	$431	8.63%
Mezzanine Loan	58,349		New York City	Office	205,000	$382	8.74%
Mortgage and Mezzanine	48,708		Various	Office	2,310,608	$91	6.82%
Mezzanine Loan	40,171		New York City	Office	221,549	$229	8.93%
Preferred Equity	39,750		New York City	Office	214,064	$110	12.78%
Mezzanine Loan	38,332		New York City	Office / Retail	165,000	$1,705	10.93%
Mezzanine Loan	25,472		Los Angeles	Office	926,611	$219	12.45%

Total	$609,273				$9,941,443		10.03%

(1) Net of unamortized fees, discounts, and reserves

(2) Represents two mezzanine positions of $95,626 and $24,592 collateralized by separate interests in the same property

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Dec-08	Sep-08	Jun-08	Mar-08	Dec-07	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	97.9	99.5	100.0	100.0	100.0	13,027,548	2	1	59
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	99.0	99.0	98.6	99.0	99.0	24,766,608	3	2	26
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	99.7	99.7	99.3	99.4	99.4	47,530,260	7	5	31
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	99.6	99.4	98.1	98.4	96.9	15,623,136	2	2	71
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	92.0	89.6	89.6	90.7	89.6	21,408,564	3	2	86
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	96.8	97.0	96.6	94.7	93.3	63,289,608	9	6	225
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	95.4	95.4	93.6	98.8	98.8	14,702,820	2	1	19
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	98.5	100.0	99.9	99.1	98.8	48,737,352	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	99.1	99.3	99.6	99.6	99.6	29,813,244	4	3	14
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	100.0	100.0	100.0	99.5	99.5	13,082,364	2	1	19
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	97.6	97.6	97.6	97.6	97.6	40,070,292	6	4	28
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.8	99.8	99.8	15,711,768	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	93.3	93.3	93.3	94.3	94.3	23,261,772	3	2	17
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	97.2	95.8	99.0	98.4	98.4	37,788,192	5	4	26
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	84.3	93.0	92.1	96.6	96.6	38,549,352	5	4	36
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	80,192,064		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	3	98.9	98.9	97.9	90.9	90.9	70,133,220	10	7	20
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	96.0	95.1	93.9	93.9	91.7	31,459,104	4	3	40

Subtotal / Weighted Average			18	12,145,000	39	97.2	97.7	97.6	97.1	96.8	$629,147,268	76	57	762

Adjustments
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,630,188	9	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,755,708	1	0	19
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	100.0	100.0	100.0	100.0	100.0	14,897,340	2	1	1
Subtotal / Weighted Average			3	1,637,200	5	99.8	99.0	99.7	99.1	99.8	$81,283,236	11	7	23

Total / Weighted Average Manhattan Consolidated Properties			21	13,782,200	45	97.5	97.9	97.9	97.4	97.3	$710,430,504	87	63	785

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	81.1	80.4	67.0	69.3	74.0	39,922,656		2	34
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	1	94.4	93.1	97.9	96.6	96.9	23,932,800		1	46
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	98.7	98.7	98.5	95.8	94.7	28,512,732		1	26
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	93.5	92.9	93.0	93.2	93.9	151,154,196		7	21
1515 Broadway - 55%	Times Square	Fee Interest	1	1,750,000	6	95.4	91.8	99.0	99.0	99.0	87,783,168		6	10

Subtotal / Weighted Average			5	6,120,000	20	92.8	91.4	92.0	92.2	93.5	$331,305,552		17	137

Adjustments
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	99,225,000		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,781,656		1	1
Subtotal / Weighted Average			3	3,309,000	11	100.0	100.0	100.0	100.0	100.0	$136,006,656		6	2

Total / Weighted Average Unconsolidated Properties			8	9,429,000	31	95.4	94.4	94.8	94.8	95.6	$467,312,208		23	139

Manhattan Grand Total / Weighted Average			29	23,211,200	75	96.7	96.5	96.7	96.3	96.6	$1,177,742,712			924
Manhattan Grand Total - SLG share of Annualized Rent											$905,514,851		86
Manhattan Same Store Occupancy% - Combined				18,265,000	79	95.8	95.6	95.7	95.4	95.6
			63	30,867,700	100	95.2	95.4	95.4	95.1	95.5	$1,396,292,438			1,408
Portfolio Grand Total
Portfolio Grand Total - SLG Share of Annualized Rent											$1,040,094,174		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Dec-08	Sep-08	Jun-08	Mar-08	Dec-07	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	8	89.3	90.4	90.7	91.9	94.6	13,713,684	2	2	30
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	2	92.4	92.4	87.1	85.3	85.3	4,167,012	1	0	9
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	2	67.5	65.9	65.9	54.3	65.2	3,310,212	0	0	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	3	78.4	78.4	78.4	87.4	87.4	5,714,148	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	3	95.7	95.7	95.7	95.7	95.7	6,475,452	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	81.0	81.0	78.4	77.1	77.1	4,566,312	1	1	3
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	91.0	85.2	80.0	80.0	80.0	3,499,116	0	1	8
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	5	100.0	100.0	100.0	100.0	100.0	13,152,612	2	2	14
“ Same Store” Westchester, NY Subtotal/Weighted Average			13	2,135,100	29	88.4	89.0	88.1	88.2	89.7	54,598,548	8	7	94

Adjustments - Westchester, NY
399 Knollwood Road	White Plains, Westchester	Fee Interest	1	145,000	2	97.3	96.3	96.3	96.3	98.9	3,625,584	1	0	45
Westchester, NY Subtotal/Weighted Average			14	2,280,100	30	88.9	89.4	88.6	88.7	90.2	58,224,132	9	8	139

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	11	84.4	86.2	86.6	86.3	85.2	18,931,056	2	2	105
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	100.0	100.0	100.0	94.7	5,071,392	0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	3	98.5	98.5	95.8	95.8	98.5	6,490,068	0	9
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	3	84.9	88.3	91.1	89.5	89.5	5,325,720	0	1	20
“ Same Store” Connecticut Subtotal/Weighted Average			9	1,333,000	17	88.0	89.6	89.9	89.5	88.5	35,818,236	2	3	139

Adjustments - Connecticut
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	0	10.8	10.8	10.8	10.8	10.8	258,696	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	94.6	95.3	95.3	95.3	95.3	1,997,436	0	0	20
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	67.3	95.1	94.5	95.6	95.6	3,847,788	1	0	19
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	83.2	88.7	88.7	91.7	94.4	3,560,136	0	0	10
Adjustments - Connecticut Subtotal/Weighted Average			4	431,700	6	75.2	86.2	86.0	87.2	88.4	9,664,056	2	0	50

Connecticut Subtotal/Weighted Average			13	1,764,700	23	84.9	88.8	88.9	88.9	88.5	45,482,292	4	3	189

55 Corporate Drive, NJ (2)	Bridgewater, New Jersey	Fee Interest	1	670,000	9	100.0	100.0	100.0	100.0	100.0	21,812,124		1	1
Total / Weighted Average Consolidated Properties			28	4,714,800	62	89.0	90.6	90.3	90.3	90.9	$125,518,548	13	12	329

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,082,644		1	1
Subtotal/Weighted Average			1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,082,644

Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	8	83.3	85.3	85.2	87.0	81.3	12,266,486		0	57
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	4	77.8	79.2	82.3	81.0	80.8	8,323,980		0	61
Jericho Plaza — 20.26%	Jericho, New York	Fee Interest	2	640,000	8	97.6	96.3	96.3	96.4	98.4	21,358,068		0	36
Subtotal / Weighted Average			5	1,539,700	20	88.1	88.6	89.2	89.7	88.3	$41,948,534		0	154

Total / Weighted Average Unconsolidated Properties			6	2,941,700	38	93.8	94.1	94.4	94.6	93.9	$93,031,178		2	155

Suburban Grand Total / Weighted Average			34	7,656,500	25	90.8	91.9	91.8	91.9	92.0	$218,549,726			484
Suburban Grand Total - SLG share of Annualized Rent											$134,579,323		14
Suburban Same Store Occupancy% - Combined				4,870,100	64	91.6	92.2	91.9	91.8	92.2

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds a 50% interest through a tenancy in common ownership.

(3) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	—	—	—	—	—	$—	$34,673,049	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	17.5	17.5	20.1	20.1	10.6	387,720	13,263,707	1	3
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	100.0	100.0	100.0	100.0	100.0	2,018,820	17,668,065	4	4
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	N/A	121,741,881	N/A	N/A
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	100.0	100.0	100.0	100.0	100.0	4,596,312	7,493,146	11	3
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	66.8	82.5	83.8	83.8	81.1	1,110,108	46,368,112	2	19
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,875,128	30,874,661	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	41,000	5	100.0	100.0	100.0	100.0	100.0	N/A	39,589,696	N/A	N/A
379 West Broadway - 45% (3)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,270,084	22,015,157	6	6
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	16	79.1	79.1	87.6	87.6	87.6	19,118,328	279,724,552	24	7
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	19	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	23	1
Total / Weighted Average Retail/Development Properties			11	763,212	100	N/A	N/A	N/A	N/A	N/A	$56,471,500	$1,156,323,405	100	45

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,789,646	$184,535,052	(1)	$38.53	13.2%	97,558,866	9.4%	A+
Viacom International, Inc.	1515 Broadway	2009, 2010, 2013, 2015 & 2020	1,287,611	69,219,972		$53.76	5.0%	47,381,071	4.6%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.3%	60,004,128	5.8%	A+
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018		$32.56	1.6%	10,906,009	1.0%	AA-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	652,311	45,820,416		$70.24	3.3%	20,609,541	2.0%	A+
Random House, Inc.	1745 Broadway	2018	644,598	36,781,656		$57.06	2.6%	11,865,762	1.1%	BBB+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	35,627,520		$60.74	2.6%	18,170,035	1.7%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	577,840	22,699,056		$39.28	1.6%	22,699,056	2.2%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	29,105,808		$59.81	2.1%	13,097,614	1.3%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,890,084		$54.46	1.6%	10,300,538	1.0%	A+
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,340,172		$38.92	1.0%	13,340,172	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,618	8,708,016		$27.59	0.6%	8,708,016	0.8%	A-
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	9,973,080		$34.87	0.7%	9,973,080	1.0%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,381,972		$57.12	1.1%	15,381,972	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	263,186	14,220,420		$54.03	1.0%	7,252,414	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,520,132		$32.46	0.6%	8,520,132	0.8%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,913,456		$47.49	0.9%	10,984,839	1.1%	A
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,302,464		$36.25	0.6%	8,302,464	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,889,400		$21.47	0.4%	4,889,400	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,810,292		$52.23	0.8%	5,072,520	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,463,380		$64.97	0.9%	5,608,521	0.5%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013, 2015 & 2017	187,484	11,241,132		$59.96	0.8%	11,241,132	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	182,529	10,880,028		$59.61	0.8%	10,880,028	1.0%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	4,660,272		$28.09	0.3%	4,660,272	0.4%	AA

King & Spalding	1185 Ave.of the Americas	2025	159,858	9,084,804		$56.83	0.7%	9,084,804	0.9%
National Hockey League	1185 Ave.of the Americas	2022	148,216	10,972,920		$74.03	0.8%	10,972,920	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2009 & 2019	146,917	5,907,516		$40.21	0.4%	5,907,516	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,141,808		$55.83	0.6%	8,141,808	0.8%
News America Incorporated	1185 Ave.of the Americas	2020	144,567	11,650,284		$80.59	0.8%	11,650,284	1.1%	BBB+
Draft Worldwide	919 Third Avenue	2013	141,260	7,856,088		$55.61	0.6%	7,856,088	0.8%	BBB

Total			15,541,105	$728,413,346	(1)	$46.87	52.2%	$491,021,003	47.2%

Wholly Owned Portfolio + Allocated JV Properties			30,867,700	$1,396,292,438	(1)	$45.23		$1,040,094,174

(1) - Reflects the net rent of $37.66 PSF for the 388-390 Greenwich Street lease. If this lease were included on a gross basis, Citigroup’s total PSF Annualized rent would be $47.86.

Total PSF Annualized rent for the Largest Tenants would be $49.75 and Total PSF Annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $46.76

(2) - 60% of Portfolio’s Largest Tenants have investment grade credit ratings. 37% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/08			823,407

Less: Sold Vacancies	1372 Broadway		(17,995)

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	4	15,281	16,948	$39.48
	485 Lexington Avenue	1	13,827	13,827	$50.00
	750 Third Avenue	2	18,018	17,576	$48.31
	555 West 57th Street	1	1,800	1,800	$22.13
	19 West 44th Street	3	6,016	6,036	$41.21
	810 Seventh Avenue	4	64,114	65,997	$56.78
	1350 Avenue of the Americas	2	4,392	4,392	$45.55
	1185 Avenue of the Americas	2	50,952	50,952	$46.90
	420 Lexington Avenue	12	18,617	20,050	$49.92
	Total/Weighted Average	31	193,017	197,578	$49.78

Retail
	1221 Sixth Avenue	1	431	431	$52.29
	Total/Weighted Average	1	431	431	$52.29

Storage
	28 West 44th Street	3	456	586	$24.21
	Total/Weighted Average	3	456	586	$24.21

	Total Space became Available during the Quarter
	Office	31	193,017	197,578	$49.78
	Retail	1	431	431	$52.29
	Storage	3	456	586	$24.21
		35	193,904	198,595	$49.71

	Total Available Space		999,316

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/08				999,316

Office
	317 Madison Avenue	5	6.4	25,489	31,264	$44.27	$36.38	$22.40	2.7
	750 Third Avenue	2	11.8	29,483	29,669	$71.39	$47.29	$52.90	4.0
	1515 Broadway	1	10.5	60,700	64,788	$83.00	$43.92	$58.83	6.5
	100 Park Avenue	1	10.0	4,907	5,175	$95.00	$—	$105.82	2.0
	19 West 44th Street	1	3.0	1,150	1,263	$57.00	$39.98	$5.94	—
	28 West 44th Street	1	1.0	945	974	$25.00	$—	$—	—
	521 Fifth Avenue	1	10.1	5,822	6,580	$71.46	$55.03	$92.25	3.0
	810 Seventh Avenue	1	4.5	3,917	4,324	$60.00	$34.87	$5.00	2.0
	1350 Avenue of the Americas	3	3.5	8,993	9,542	$80.04	$40.19	$45.61	0.6
	1185 Avenue of the Americas	2	12.0	50,952	54,472	$80.00	$43.87	$77.54	8.0
	420 Lexington Avenue	9	6.9	16,167	20,018	$55.81	$41.42	$21.60	1.9
	Total/Weighted Average	27	9.6	208,525	228,069	$72.06	$43.63	$54.18	5.0

Retail
	1221 Sixth Avenue	2	20.8	14,339	14,842	$82.54	$56.53	$—	10.0
	Total/Weighted Average	2	20.8	14,339	14,842	$82.54	$56.53	$—	10.0

Storage
	1515 Broadway	1	1.0	145	171	$35.00	$—	$—	—
	100 Park Avenue	1	0.7	800	744	$25.00	$—	$—	—
	28 West 44th Street	3	1.0	456	586	$24.21	$24.21	$—	—
	Total/Weighted Average	5	0.8	1,401	1,501	$25.83	$24.21	$—	—

Leased Space
	Office (3)	27	9.6	208,525	228,069	$72.06	$43.63	$54.18	5.0
	Retail	2	20.8	14,339	14,842	$82.54	$56.53	$—	10.0
	Storage	5	0.8	1,401	1,501	$25.83	$24.21	$—	—
	Total	34	10.3	224,265	244,412	$72.42	$44.27	$50.56	5.3

Total Available Space @ 12/31/08				775,051

Early Renewals
Office
	317 Madison Avenue	4	3.7	7,512	7,956	$46.32	$39.18	$—	—
	1515 Broadway	5	4.6	1,163,267	1,272,456	$53.70	$49.14	$—	3.6
	19 West 44th Street	1	1.0	1,068	1,171	$31.35	$31.32	$—	—
	420 Lexington Avenue	5	5.6	8,354	11,494	$52.11	$44.65	$10.18	0.3
	Total/Weighted Average	15	4.6	1,180,201	1,293,077	$53.62	$49.02	$0.09	3.5

Retail
	19 West 44th Street	1	10.0	429	429	$78.52	78.52	$—	—
	625 Madison Avenue	1	5.0	855	877	$875.00	749.66	$—	—
	331 Madison Avenue	1	9.2	1,000	1,130	$331.86	276.58	$—	—
	Total/Weighted Average	3	7.8	2,284	2,436	$482.78	$412.02	$—	—

Storage
	317 Madison Avenue	1	3.4	51	83	$20.00	7.10	$—	—
	Total/Weighted Average	1	3.4	51	83	$20.00	$7.10	$—	—

Renewals
	Early Renewals Office	15	4.6	1,180,201	1,293,077	$53.62	$49.02	$0.09	3.5
	Early Renewals Retail	3	7.8	2,284	2,436	$482.78	$412.02	$—	—
	Early Renewals Storage	1	3.4	51	83	$20.00	$7.10	$—	—
	Total	19	4.6	1,182,536	1,295,596	$54.42	$49.70	$0.09	3.5

(1) Annual Base Rent

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges

(3) Average starting office rent excluding new tenants replacing vacancies is $73.82/rsf for 200,973 rentable SF. Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $56.34/rsf for 1,494,050 rentable SF.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/08			636,284

Less: Sold Vacancies	120 White Plains Road		(4,913)

Space which became available during the Quarter (A):
Office

	1100 King Street - 5 Int’l Drive	1	8,584	8,584	$26.40
	140 Grand Street	1	5,350	5,350	$28.75
	399 Knollwood Road	4	9,808	9,808	$27.33
	1 Landmark Square	3	14,847	14,847	$29.98
	3 Landmark Square	1	1,500	1,500	$31.26
	300 Main Street	1	1,000	1,000	$26.63
	1010 Washington Boulevard	3	39,083	39,083	$25.77
	1055 Washington Boulevard	2	5,990	5,990	$31.69
	500 West Putnam Avenue	2	6,741	6,741	$35.87
	The Meadows	3	22,320	20,574	$25.37
	Jericho Plaza	1	10,692	10,692	$47.90
	16 Court Street	2	4,290	4,290	$27.51
	Total/Weighted Average	24	130,205	128,459	$29.26

Storage

	1 Landmark Square	1	200	200	$15.00
	5 Landmark Square	1	100	100	$12.00
	1010 Washington Boulevard	1	657	657	$12.24
	1055 Washington Boulevard	2	345	345	$10.43
	Jericho Plaza	1	500	500	$18.85
	Total/Weighted Average	6	1,802	1,802	$14.02

	Total Space became Available during the Quarter
	Office	24	130,205	128,459	$29.26
	Storage	6	1,802	1,802	$14.02
		30	132,007	130,261	$29.05

	Total Available Space		763,378

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/08				763,378

Office
	1100 King Street - 2 Int’l Drive	1	5.0	2,803	2,803	$32.00	$25.75	$40.24	—
	115-117 Stevens Avenue	1	7.3	2,715	2,715	$23.00	$—	$32.00	4.0
	140 Grand Street	2	3.2	12,925	12,925	$30.67	$28.75	$19.93	—
	399 Knollwood Road	5	3.5	11,202	11,202	$26.14	$27.28	$11.95	0.5
	4 Landmark Square	1	5.0	1,675	1,750	$28.00	$26.59	$15.00	2.0
	The Meadows	2	5.0	10,403	10,611	$27.40	$24.75	$—	4.3
	Jericho Plaza	2	9.7	18,509	18,509	$37.18	$35.88	$17.65	1.0
	Total/Weighted Average	14	5.9	60,232	60,515	$30.89	$28.79	$15.60	1.4

Storage
	Jericho Plaza	1	10.0	500	500	$18.00	$14.08	$—	—
	Total/Weighted Average	1	10.0	500	500	$18.00	$14.08	$—	—

Leased Space
	Office (3)	14	5.9	60,232	60,515	$30.89	$28.79	$15.60	1.4
	Storage	1	10.0	500	500	$18.00	$14.08	$—	—
	Total	15	5.9	60,732	61,015	$30.78	$28.60	$15.47	1.4

Total Available Space @ 12/31/08				702,646

Early Renewals
Office
	115-117 Stevens Avenue	1	7.3	52,000	52,000	$23.00	$24.50	$20.00	3.0
	360 Hamilton Avenue	1	10.0	30,500	30,500	$38.00	$35.68	$8.00	2.0
	1 Landmark Square	1	3.3	8,848	8,848	$33.00	$30.00	$8.53	3.0
	300 Main Street	1	1.5	1,956	1,956	$34.50	$33.50	$—	—
	Total/Weighted Average	4	7.6	93,304	93,304	$29.09	$28.86	$14.57	2.6

Renewals
	Early Renewals Office	4	7.6	93,304	93,304	$29.09	$28.86	$14.57	2.6
	Total	4	7.6	93,304	93,304	$29.09	$28.86	$14.57	2.6

(1) Annual Base Rent

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges

(3) Average starting office rent excluding new tenants replacing vacancies is $29.99/rsf for 36,799 rentable SF
..Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $29.35/rsf for 130,103 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	9	19,393	0.14%	$1,103,424	$56.90	$65.31		2	383	0.00%	$5,904	$15.42	$25.00
In 2nd Quarter 2008 (1)	—	—	—	—	—	—		1	350	0.00%	$9,600	$27.43	$30.00
In 3rd Quarter 2008 (1)	4	2,763	0.02%	$165,324	$59.83	$68.00		—	—	—	—	—	—
In 4th Quarter 2008 (1)	11	68,637	0.50%	$4,740,216	$69.06	$62.14		1	11,753	0.13%	$326,580	$27.79	$81.75

Total 2008	24	90,793	0.66%	$6,008,964	$66.18	$62.99		4	12,486	0.14%	$342,084	$27.40	$78.56

In 1st Quarter 2009	27	139,497	1.01%	$6,496,152	$46.57	$58.23		5	42,112	0.47%	$1,605,576	$38.13	$65.09
In 2nd Quarter 2009	18	133,069	0.96%	$5,806,620	$43.64	$54.35		4	25,905	0.29%	$1,118,604	$43.18	$65.27
In 3rd Quarter 2009	23	454,684	3.29%	$21,279,552	$46.80	$54.02		4	15,072	0.17%	$708,540	$47.01	$59.36
In 4th Quarter 2009	31	234,836	1.70%	$12,585,564	$53.59	$58.67		6	60,323	0.68%	$4,056,960	$67.25	$93.32

Total 2009	99	962,086	6.96%	$46,167,888	$47.99	$55.81		19	143,412	1.61%	$7,489,680	$52.22	$76.40

2010	121	769,152	5.56%	$37,787,076	$49.13	$60.33		21	413,381	4.63%	$21,290,556	$51.50	$65.58
2011	111	847,277	6.13%	$44,069,088	$52.01	$59.85		9	150,116	1.68%	$6,729,336	$44.83	$67.56
2012	108	965,194	6.98%	$41,956,764	$43.47	$54.23		17	115,743	1.30%	$6,275,364	$54.22	$65.82
2013	97	1,166,750	8.44%	$57,536,448	$49.31	$58.53		10	881,822	9.87%	$52,918,188	$60.01	$73.47
2014	38	736,466	5.32%	$33,604,488	$45.63	$60.33		15	231,108	2.59%	$19,482,600	$84.30	$102.18
2015	46	580,710	4.20%	$27,819,528	$47.91	$59.63		15	1,489,468	16.68%	$76,856,160	$51.60	$64.37
2016	40	964,962	6.98%	$50,632,248	$52.47	$68.12		7	209,736	2.35%	$16,254,612	$77.50	$73.10
2017	58	1,787,035	12.92%	$91,868,232	$51.41	$59.66		5	154,846	1.73%	$7,933,621	$51.24	$63.95
Thereafter	91	4,959,930	35.86%	$272,979,780	$55.04	$65.54		31	2,493,389	27.92%	$152,515,007	$61.17	$77.68

	833	13,830,355	100.00%	$710,430,504	$51.37	$61.72		153	6,295,507	70.50%	$368,087,208	$58.47	$73.07

							(4)	2	2,634,670	29.50%	$99,225,000
								155	8,930,177	100.00%	$467,312,208

(1) Includes month to month holdover tenants that expired prior to 12/31/08.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup 13 year Net Lease at 388-390 Greenwich Street , current net rent is $37.66/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	9	69,981	1.69%	$599,796	$8.57	$9.97	3	16,891	0.63%	$459,401	$27.20	$31.30
In 2nd Quarter 2008 (1)	0	0	0.00%	$0	$0.00	$0.00	0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2008 (1)	2	345	0.01%	$7,152	$20.73	$32.96	0	0	0.00%	$0	$0.00	$0.00
In 4th Quarter 2008 (1)	7	59,387	1.43%	$1,644,996	$27.70	$38.06	1	3,859	0.14%	$130,968	$33.94	$36.00

Total 2008	18	129,713	3.13%	$2,251,944	$17.36	$22.89	4	20,750	0.77%	$590,369	$28.45	$32.18

In 1st Quarter 2009	12	35,643	0.86%	$1,200,024	$33.67	$38.43	8	13,848	0.51%	$484,260	$34.97	$31.82
In 2nd Quarter 2009	10	27,739	0.67%	$825,312	$29.75	$32.46	3	9,047	0.34%	$319,692	$35.34	$33.71
In 3rd Quarter 2009	11	88,882	2.15%	$3,030,996	$34.10	$35.94	8	76,107	2.83%	$2,565,300	$33.71	$34.70
In 4th Quarter 2009	21	113,781	2.75%	$3,184,680	$27.99	$36.94	7	34,922	1.30%	$1,190,544	$34.09	$33.43

Total 2009	54	266,045	6.42%	$8,241,012	$30.98	$36.34	26	133,924	4.98%	$4,559,796	$34.05	$34.00

2010	59	540,472	13.05%	$16,516,968	$30.56	$32.86	23	180,469	6.70%	$5,356,236	$29.68	$32.83
2011	71	806,870	19.48%	$23,595,996	$29.24	$35.02	26	143,629	5.34%	$4,294,032	$29.90	$31.91
2012	37	260,234	6.28%	$8,144,400	$31.30	$35.74	21	241,633	8.98%	$8,332,956	$34.49	$34.73
2013	34	422,895	10.21%	$13,580,208	$32.11	$33.81	17	85,941	3.19%	$2,618,620	$30.47	$39.73
2014	19	236,600	5.71%	$6,841,440	$28.92	$31.98	13	199,031	7.39%	$6,788,520	$34.11	$34.37
2015	17	250,042	6.04%	$7,798,776	$31.19	$33.28	8	40,037	1.49%	$1,226,424	$30.63	$34.37
2016	13	283,262	6.84%	$7,810,488	$27.57	$36.58	5	64,112	2.38%	$2,044,656	$31.89	$35.45
2017	10	86,592	2.09%	$2,673,600	$30.88	$31.06	7	59,178	2.20%	$2,317,733	$39.17	$32.06
Thereafter	14	859,622	20.75%	$28,063,716	$32.65	$37.68	10	1,523,201	56.58%	$54,901,836	$36.04	$38.93

	346	4,142,347	100.00%	$125,518,548	$30.30	$34.66	160	2,691,905	100.00%	$93,031,178	$34.56	$36.86

(1) Includes month to month holdover tenants that expired prior to 12/31/08.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2008	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	96.8	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	93.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.1	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.1	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	81.1	$192,000,000
2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	92.0	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	95.4	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.7	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	95.4	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.5	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	97.9	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	97.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	98.5	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.6	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	99.6	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		97.9	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	94.4	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	100.0	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		98.5	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	98.7	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	97.3	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2008	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	94.6	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	97.3	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	86.0	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	88.4	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	97.6	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	67.3	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	77.8	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	17.5	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	83.3	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2008	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	79.1	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	66.8	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	66.8	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Nick Pirsos	(212) 231-2457	nick.pirsos@macquarie.com
Merrill Lynch	Steve Sakwa	(212) 449-0335	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.